UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

WESBANCO, INC.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	001-39442	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza
Wheeling, West Virginia		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 304 234-9000

Former Name or Former Address, if Changed Since Last Report : Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	NASDAQ Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A)	WSBCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, the retirement of Robert H. Young, Senior Executive Vice President, Chief Financial Officer & Group Head – Finance of Wesbanco, Inc. (the “Company”) will become effective on December 31, 2021. Following his retirement, Mr. Young will provide certain consulting services to the Company between January 1, 2022 and June 30, 2022.

(c) On September 2, 2021, the Company announced that Daniel K. Weiss would become Executive Vice President and Chief Financial Officer of the Company following Mr. Young’s retirement. Consistent with this announcement, on December 16, 2021, the Company’s Board of Directors appointed Daniel K. Weiss as Executive Vice President and Chief Financial Officer of the Company, effective January 1, 2022. Mr. Weiss, age 39, has served as Senior Vice President & Chief Accounting Officer of the Company since January, 2021 and previously has served as Senior Vice President and Corporate Controller, as well as working in various other roles, including Assistant Controller, since joining the Company in 2008. Prior to joining the Company, Mr. Weiss was employed by Deloitte & Touche LLP, in the audit practice, where he obtained a diverse background working in public accounting. Mr. Weiss has 17 years of experience and is a licensed Certified Public Accountant.

There are no arrangements or understandings between Mr. Weiss and any other person pursuant to which Mr. Weiss was appointed as Executive Vice President and Chief Financial Officer. Mr. Weiss has no family relationships with any other executive officer or director of the Company. Mr. Weiss has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K.

Employment Agreement

On December 16, 2021, Mr. Weiss entered into an employment agreement with the Company (the “Employment Agreement”), in connection with the appointment of Mr. Weiss as Executive Vice President and Chief Financial Officer of the Company. As provided in the Employment Agreement, Mr. Weiss’s base salary will be no less than $325,000 per year and he will be eligible to participate in the Company’s Key Executive Bonus, Option and Restricted Stock Plan (the “Incentive Plan”). Under the Incentive Plan, Mr. Weiss will be eligible to earn Annual Cash Incentive Awards of up to 75% of his base compensation and will be eligible to receive Annual Stock Option and Restricted Stock awards as determined by the Company’s Compensation Committee each year.

If Mr. Weiss’s employment is terminated other than for cause, death or mutual agreement, Mr. Weiss will be entitled to an amount equal to the greater of (i) six months of base salary at his then current base rate, or (ii) the base salary he would have received had he continued to be employed pursuant to the Employment Agreement through the end of the term of the Employment Agreement. If Mr. Weiss’s employment is terminated due to death, his surviving spouse or, in lieu thereof, his estate, shall be entitled to an amount equal to six months of the base salary of his then current base rate.

The employment term is a revolving period of three years, with the initial term commencing January 1, 2022 and continuing until December 31, 2024. The term of the Employment Agreement will automatically extend on each anniversary for an additional year, which will create an ongoing new three-year term, unless either party gives prior notice of non-renewal. The Employment Agreement also contains other provisions customary to similar agreements, including a provision relating to the non-disclosure of confidential information.

Change in Control Agreement

On December 16, 2021, the Company entered into a change in control agreement with Mr. Weiss (the “Change in Control Agreement”). The Change in Control Agreement is for a term of three years, with automatic one-year extensions. The Change in Control Agreement sets forth certain terms and conditions upon the occurrence of a “change in control event.” Absent a “change in control event” (as defined in the Change in Control Agreement and summarized below), the Change in Control Agreement does not require the Company to retain the executive in its employ or to pay any specified level of compensation or benefits.

The Change in Control Agreement provides that if a change in control event of the Company which employs the employee occurs, the Company will be obligated to either continue to employ the executive during the time period starting upon the occurrence of a change in control event and ending two years thereafter (the “Term of Employment”) or provide severance as per the Change in Control Agreement as described below.

If, during the Term of Employment, the executive is discharged by the Company without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to two times (i) the highest rate of the executive’s annual base salary in effect prior to the date of termination, and (ii) the greater of the executive’s average annual bonus over the most recent year ending prior to the date of termination, or the executive’s bonus established for the annual bonus plan year in which the date of termination occurs. If the executive is terminated during the Term of Employment for any reason other than cause, then for a period of 18 months from the date of termination, the executive and/or the executive’s family will continue to receive insurance and health care benefits as of the effective date of the change in control event, subject to reduction to avoid duplication with benefits of a subsequent employer. Under a superseding clause in the Change in Control Agreement, in the event of a termination or severance of the executive's employment subsequent to a change in control event, benefits under the Change in Control Agreement will supersede and replace the benefits under the executive’s Employment Agreement described above.

Generally, and subject to certain exceptions, a “change in control event” is deemed to occur if (a) final regulatory approval is obtained for a party to acquire securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any two consecutive years, there is a significant change in the Company’s Board of Directors not approved by the incumbent Board; or (c) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Company’s assets or certain significant reorganizations, mergers and similar transactions occur involving the Company.

If an excise tax under Section 4999 of the Internal Revenue Code applies to these payments, the Company will either pay the executive a reduced amount as a lump sum or over an extended period of years such that the net present value of such payments would not cause an excise tax to become due.

The foregoing descriptions of the Employment Agreement and the Change in Control Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Change in Control Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 - Employment Agreement, dated December 16, 2021, by and between Wesbanco, Inc., Wesbanco Bank, Inc. and Daniel K. Weiss.

10.2 - Change in Control Agreement, dated December 16, 2021, by and between Wesbanco, Inc., Wesbanco Bank, Inc. and Daniel K. Weiss.

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wesbanco, Inc. (registrant)

Date:	December 17, 2021	By:	/s/ Robert H. Young
Robert H. Young Senior Executive Vice President and Chief Financial Officer